Dwarf Technology Holdings, Inc. S-1/A

Exhibit 5.1

DANIEL H. LUCIANO

ATTORNEY AT LAW
242 A WEST VALLEY BROOK ROAD
CALIFON, NEW JERSEY 07830

TELEPHONE	908-832-5546	MEMBER TEXAS AND
EFAX	847-556-1456	NEW JERSEY BARS
EMAIL	dhluciano@embarqmail.com

October 2, 2012

Board of Directors
Dwarf Technology Holdings, Inc.
8040 E. Morgan Trail
Unit 18
Scottsdale, Arizona 85258

Re: Registration Statement on Form S-1 Dwarf Technology Holdings, Inc., an Arizona corporation (the "Company")

Dear Ladies and Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration of 195,000 shares held by existing shareholders of the Company's common stock, $0.001 par value, to be sold by the existing selling shareholders.

In connection therewith, I have examined and relied upon original, certified, conformed, Photostat or other copies of the following documents:

i. The Certificate of Incorporation of the Company;
ii. The Registration Statement and the Exhibits thereto; and
iii.  Such other documents and matters of law, as I have deemed necessary for the expression of the opinion herein contained.

In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to the originals or certified documents of all copies submitted to me as conformed, Photostat or other copies.

Based on the foregoing, I am of the opinion that the Shares under the registration statement when issued to such shareholders will be legally issued, fully paid and non-assessable under Ariona law.

The opinion and other matters in this letter are qualified in their entirety and subject to the following:

1. We express no opinion as to the laws of any jurisdiction other than the Arizona Revised Statutes.

2. This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein.

3. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Sincerely,
Daniel H. Luciano
DHL/ll